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                                                                    EXHIBIT 10.8
                                 AMENDMENT #1
                            TO EMPLOYMENT AGREEMENT
                                    BETWEEN
                               FTP SOFTWARE, INC.
                                      AND
                                DAVID H. ZIRKLE



     THIS AMENDMENT is made as of the 14th day of June, 1993, by and between FTP Software, Inc., a Massachusetts corporation with its principal place of business located at 2 High Street, North Andover, MA 01845 (hereinafter referred to as "FTP") and David H. Zirkle, an individual residing at 6 Quimby Lane, Atkinson, NH 03811 (hereinafter referred to as "Zirkle").

     WHEREAS, FTP currently employs Zirkle in the capacity of President and Chief Executive Officer pursuant to an Employment Agreement dated as of March 1, 1993, (hereinafter referred to as the "Current Agreement"); and

     WHEREAS, prior to entering into the Current Agreement, Zirkle was employed by FTP pursuant to an Employment Agreement dated November 6, 1993 (hereinafter referred to as the "Prior Agreement"); and

     WHEREAS, pursuant to Paragraph 7 of the Current Agreement, the terms and conditions contained in Paragraph 4 of the Prior Agreement survived the execution of the Current Agreement; and

     WHEREAS, FTP and Zirkle desire to further amend the terms and conditions pursuant to which Zirkle will remain as President and Chief Executive Officer of FTP;

     NOW, THEREFORE, in consideration of these premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Paragraph 7 of the Current Agreement is hereby amended so as to state in its entirety as follows:

    "7. This Agreement represents the entire understanding between the parties with respect to the subject matter hereof and, except as herein provided, supersedes all prior discussions, understandings, dealings and agreements relating thereto, including the Employment Agreement between the parties dated November 6, 1992. It is specifically agreed and understood, however, that Paragraphs 3D and 3E of the Prior Agreement shall survive the execution of this Agreement and shall remain in full force and effect as though incorporated herein."
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2.  Paragraph 2 of the Current Agreement is hereby amended by adding a Sub-
    paragraph D which states:

         "D. Issue to Zirkle ten (10) year options to purchase 40,000 shares of the Corporation's common stock at $50.00 per share, with all such options to vest on the earlier of: (i) one year from the date of grant; or (ii) the effective date of the first registration statement filed by the FTP under the Securities Act of 1933."

3. All other terms and conditions contained in the Current Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this amendment as of the date first above written.


                                               /s/ David H. Zirkle
                                               -----------------------------
                                               David H. Zirkle



                                               FTP Software, Inc.



                                               By: /s/ Nancy L. Connor
                                                  --------------------------
                                                   Nancy L. Connor,
                                                   Vice President

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